Exhibit 10.3
PUBLIC STORAGE
2021 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT (TRUSTEES)
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”) is made as of [Grant#Date] (the “Grant Date”), by and between Public Storage (the “Trust”) and [Participant#Name], a Trustee of the Trust or one of its Affiliates (the “Optionee”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Trust’s 2021 Equity and Performance-Based Incentive Compensation Plan (as amended and/or restated from time to time, the “Plan”).
WHEREAS, the Board has duly adopted, and the shareholders of the Trust have duly approved, the Plan, which provides for the grant to Service Providers of options for the purchase of shares of the Trust’s common shares of beneficial interest, par value $0.10 per share (the “Stock”), which may be granted from time to time as the Committee so determines.
WHEREAS, the Trust has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, options to purchase a certain number of shares of Stock in order to provide the Optionee with further incentive to advance the interests of the Trust, all according to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:
1.GRANT OF OPTION.
Subject and pursuant to the terms of the Plan (which are incorporated by reference herein), the Trust hereby grants to the Optionee an option (the “Option”) to purchase from the Trust, on the terms and subject to the conditions hereinafter set forth, [No#of#Options#Granted] shares of Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Code.
2.OPTION PRICE.
The per share purchase price (the “Option Price”) of the shares of Stock subject to the Option evidenced by this Option Agreement shall be [Option#Price] (which is equal to the Fair Market Value on the Grant Date).
3.VESTING AND EXERCISE OF OPTION.
Except as otherwise provided herein, the Option granted pursuant to this Option Agreement shall be subject to vesting and exercise conditions, as follows:
3.1 Vesting and Time of Exercise of Option.
The Option is exercisable only before it expires and then only with respect to the vested portion of the Option. Subject to the Optionee’s continued Service from the Grant Date through the Vesting Date, rights to 100% of the number of shares of Stock covered by the Option shall vest on the first anniversary of the Grant Date (the “Vesting Date”); provided that, if the date of the next annual meeting of shareholders of the Trust following the Grant Date precedes the first anniversary of the Grant Date and the Optionee is not nominated for re-election as a trustee at such annual meeting, then the Vesting Date shall be the date of such annual meeting. Any resulting fractional shares shall be rounded to the nearest whole share and shall be rounded up or down as necessary as of the last applicable Vesting Date; provided, in all cases, the Optionee cannot vest in more than the number of shares of Stock covered by the Option subject to this Option Agreement. To the extent not exercised, the vested portions of the Option shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming vested and exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under the Option.
3.2    Exercise by Optionee and Compliance with Trading Blackout Periods and Company Securities Trading Policy.
During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative) or a person or entity to whom the Optionee has transferred the Option in accordance with Section 5 hereof may exercise the Option. The Optionee agrees to comply with any trading blackout periods and securities trading policies implemented by the Trust.
3.3    Term of Option.
Notwithstanding anything to the contrary, the Option will expire in any event at the close of business at Trust headquarters on the day before the 10th anniversary of the Grant Date, subject to earlier termination in accordance with this Option Agreement or the terms of the Plan as determined by the Committee.
3.4    Limitations on Exercise of Option.
In no event may the Option be exercised, in whole or in part, after expiration of the term of the Option, or after the occurrence of an event that results in termination of the Option. In no event may the Option be exercised for a fractional share of Stock.
3.5    Termination of Service.
Subject to Sections 3.6, 3.7, 3.8, and 3.9 hereof, upon the termination of the Optionee’s Service other than on account of death, Disability, Retirement (as defined below), or Involuntary Termination (as defined below), the Optionee shall have the right at any time within 90 days after such termination (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise, in whole or in part, any portion of the Option held by the Optionee at the date of such termination, to the extent such portion of the Option was exercisable immediately prior to such termination. Any unvested portion of the Option on the date of such termination of Service shall immediately terminate as of such termination, and any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window.

3.6    Rights in the Event of Death.
If the Optionee dies while in Service, then (a) all Options granted to the Optionee pursuant to this Option Agreement that have not previously vested shall immediately become vested as of the Optionee’s death, and (b) the executors or administrators or legatees or distributees of the Optionee’s estate shall have the right, at any time within one year after the date of the Optionee’s death (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the vested portion of the Option (after taking into account the vesting acceleration pursuant to this Option Agreement). Any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window.
3.7    Rights in the Event of Disability.
If the Optionee’s Service terminates by reason of the Optionee’s Disability, then (a) all Options granted to the Optionee pursuant to this Option Agreement that have not previously vested shall immediately become vested as of the Optionee’s termination, and (b) the Optionee shall have the right, at any time within one year after the date of such termination (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the vested portion of the Option (after taking into account the vesting acceleration pursuant to this Option Agreement). Any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window.
3.8    Rights in the Event of Retirement.
If the Optionee’s Service terminates by reason of the Optionee’s retirement from the Board pursuant to any mandatory retirement policy or at a time when the Optionee (a) is at least age 55, (b) has provided Services (as defined under the Plan) for a minimum of 10 years to the Trust, PS Business Parks, Inc., or their respective subsidiaries or affiliates, and (c) the sum of the Optionee’s age and years of Service is at least 80 (“Retirement”), then the Option will become 100% vested upon such Retirement and the Optionee shall have the right, at any time within one year after the date of the Optionee’s Retirement (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the vested portion of the Option (after taking into account the vesting acceleration pursuant to this Option Agreement).
3.9    Involuntary Termination.
If the Optionee’s Service is terminated by reason of the Optionee’s Involuntary Termination, then all Options granted to the Optionee pursuant to this Option Agreement that have not previously vested shall immediately become vested as of the date of the Involuntary Termination and the Optionee shall have the right, at any time within one year after the later of the date of such termination (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the vested portion of the Option. Any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window. For purposes of this Agreement, “Involuntary Termination” means the Optionee’s termination of Service (a) due to the Board not nominating the Optionee for re-election to the Board at any shareholders’ meeting at which trustees are elected, notwithstanding Optionee’s willingness to serve, or (b) due to the Optionee’s resignation from the Board following the failure to receive the required majority vote for re-election at any such shareholders’ meeting in accordance with the Company’s policies.
3.10 Reduction in Number of Shares Subject to Option.
The number of shares of Stock that may be purchased upon exercise of the Option pursuant to this Section 3 shall be reduced by the number of shares previously purchased upon exercise of the Option pursuant to this Section 3.
4.METHOD OF EXERCISE OF OPTION.
The Option may be exercised to the extent that it has become vested and exercisable hereunder by delivery to the Trust on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (a) in cash or by check payable to the order of the Trust; (b) through the tender to the Trust of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) by a combination of the methods described in (a) and (b); or (d) with the consent of the Trust, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the shares of Stock for which the Option is exercised be delivered to a specified licensed broker applicable to the Trust as the agent for the Optionee and, at the time such shares of Stock are delivered, the broker tenders to the Trust cash (or cash equivalents acceptable to the Trust) equal to the Option Price plus the amount, if any, of federal and/or other taxes that the Trust may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise the Option granted other than as set forth above shall be invalid and of no force or effect. Promptly after the exercise of the Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing the Optionee’s ownership of such shares.
5.LIMITATIONS ON TRANSFER.
The Option is not transferable by the Optionee, other than by will or the laws of descent and distribution in the event of death of the Optionee, and except that the Optionee may transfer, not for value, the Option in whole or in part to Family Members of the Optionee, provided that the transferee, in connection with the transfer, agrees in writing to be bound by all of the terms of this Option Agreement and the Plan and further agrees not to transfer the Option other than by will or the laws of descent and distribution in the event of the death of the transferee. Following any transfer permitted by this Section 5, the transferee shall have all of the rights of the Optionee hereunder, and the Option shall be exercisable by the transferee only to the extent that the Option would have been exercisable by the Optionee had the Option not been transferred. The Option shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.
6.RIGHTS AS SHAREHOLDER.
Neither the Optionee, nor any executor, administrator, distribute, or legatee of the Optionee’s estate, nor any transferee hereof shall be, or have any of the rights or privileges of, a shareholder of the Trust in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distribute, or legatee of the Optionee’s estate, or of such transferee) has been entered as the shareholder of record on the books of the Trust.
7.DISCLAIMER OF RIGHTS.
No provision in this Option Agreement shall be construed to confer upon the Optionee the right to continue in Service, or to interfere in any way with the right and authority of the Trust or any Affiliate either to increase or decrease the compensation of the Optionee at any time, or to terminate the Optionee’s Service.
8.DATA PRIVACY.
To administer the Plan, the Trust and its Affiliates may process personal data about the Optionee. Such data includes, but is not limited to, the information provided in this Option Agreement and any changes thereto, other appropriate personal and financial data about the Optionee, such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Trust to facilitate the administration of the Plan. By accepting this grant, the Optionee hereby gives express consent to the Trust and its Affiliates to process any such personal data. Optionee also gives express consent to the Trust to transfer any such personal data outside the country in which Optionee works, including, with respect to non-U.S. resident Optionees, to the United States, to transferees who will include the Trust and other persons who are designated by the Trust to administer the Plan.
9.CONSENT TO ELECTRONIC DELIVERY OF MATERIALS.
The Trust may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, the Optionee agrees that the Trust may deliver the Plan prospectus and any annual reports to the Optionee in an electronic format. If at any time the Optionee would prefer to receive paper copies of these documents, as the Optionee is entitled to, the Trust would be pleased to provide copies. The Optionee may contact the Trust’s Legal Department to request paper copies of these documents.
10.WITHHOLDING TAXES.
Upon the request of the Trust, the Optionee shall promptly pay to the Trust, or make arrangements satisfactory to the Trust regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld as a result of the Optionee’s exercise of the Option. The Trust and its Affiliates shall have the right to deduct from payments of any kind otherwise due to the Optionee any such taxes. The Optionee shall make any such payments in cash or cash equivalents or, subject to the prior approval of the Committee, which may be withheld in the Committee’s sole discretion, the Optionee may elect to satisfy the withholding obligation, in whole or in part, (a) by causing the Trust to withhold shares of Stock otherwise issuable to the Optionee pursuant to the Option, or (b) by delivering to the Trust shares of Stock already owned by the Optionee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable law; provided, however, that as long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Committee has full discretion to choose, or to allow the Optionee to elect, to withhold a number of shares of Stock having a Fair Market Value that is greater than the applicable minimum statutory amount (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Optionee’s relevant tax jurisdictions). The Optionee may deliver or have withheld only shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
11.INTERPRETATION OF THIS OPTION AGREEMENT.
All decisions and interpretations made by the Committee with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Trust and the Optionee and any other person entitled to exercise the Option as provided for herein. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.
12.GOVERNING LAW.
This Option Agreement is executed pursuant to and shall be governed by the laws of the State of Maryland (but not including the choice of law rules thereof).
13.BINDING EFFECT.
Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, transferees, and assigns.
14.NOTICE.
Any notice hereunder by the Optionee to the Trust shall be in writing and shall be deemed duly given if mailed or delivered to the Trust at its principal office, addressed to the attention of the Corporate Secretary, or if so mailed or delivered to such other address as the Trust may hereafter designate by notice to the Optionee. Any notice hereunder by the Trust to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Trust.

15.CLAWBACK.
The Option shall be subject to mandatory repayment by the Optionee to the Trust to the extent the Optionee is, or in the future becomes, subject to (a) the Trust’s Incentive Compensation Recoupment Policy or similar successor policy, or (b) any applicable laws that impose mandatory recoupment, under circumstances set forth in such applicable laws.
16.ENTIRE AGREEMENT.
This Option Agreement and the Plan constitute the entire agreement regarding this grant and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged, or terminated, except by a written instrument signed by the Trust and the Optionee; provided, however, that the Trust unilaterally may amend, waive, discharge, or terminate any provision hereof to the extent that such amendment, waiver, discharge, or termination does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the Grant Date.

OPTIONEE	PUBLIC STORAGE
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Signature Page to the Non-qualified Stock Option Agreement